Exhibit 15.5

June 13, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read Item 16F of the Form 20-F Amendment for the year ended December 31, 2021 dated June 13, 2022 of ChinaCache International Holdings Ltd. and are in agreement with the statements contained in subsection (c) contained therein concerning Marcum Bernstein & Pinchuk LLP. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Marcum Bernstein & Pinchuk LLP
Marcum Bernstein & Pinchuk LLP